Exhibit 4.1

EXECUTION VERSION

MATCH GROUP, INC.

and

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

INDENTURE

Dated as of November 16, 2015

6.75% Senior Notes due 2022

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310	11.01
(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.10
(b)(1)	7.10
311	11.01
(a)	7.11
(b)	7.11
(c)	N.A.
312	11.01
(a)	2.06
(b)	11.03
(c)	11.03
313	11.01
(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06
(d)	7.06
314	4.04; 11.01
(a)	N.A.
(b)	12.04
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	N.A.
(f)	N.A.
315	11.01
316	11.01
317	11.01

N.A.    means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

TABLE OF CONTENTS

Page

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.    Definitions.    1
SECTION 1.02.    Other Definitions.    30
SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.    31
SECTION 1.04.    Rules of Construction.    31
ARTICLE TWO THE NOTES
SECTION 2.01.    Amount of Notes.    32
SECTION 2.02.    Form and Dating; Book Entry Provisions.    32
SECTION 2.03.    Execution and Authentication.    35
SECTION 2.04.    Registrar and Paying Agent.    35
SECTION 2.05.    Paying Agent to Hold Money in Trust.    36
SECTION 2.06.    Holder Lists.    36
SECTION 2.07.    Transfer and Exchange.    37
SECTION 2.08.    Replacement Notes.    37
SECTION 2.09.    Outstanding Notes.    38
SECTION 2.10.    Treasury Notes.    38
SECTION 2.11.    Temporary Notes.    38
SECTION 2.12.    Cancellation.    39
SECTION 2.13.    Defaulted Interest.    39
SECTION 2.14.    CUSIP Number.    39
SECTION 2.15.    Deposit of Moneys.    39
SECTION 2.16.    Special Transfer Provisions.    40
SECTION 2.17.    Certificated Notes.    45
SECTION 2.18.    Computation of Interest.    47
ARTICLE THREE REDEMPTION
SECTION 3.01.    Election to Redeem; Notices to Trustee.    47
SECTION 3.02.    Selection by Trustee of Notes to Be Redeemed.    47
SECTION 3.03.    Notice of Redemption.    48
SECTION 3.04.    Effect of Notice of Redemption.    49
SECTION 3.05.    Deposit of Redemption Price.    49

SECTION 3.06.    Notes Redeemed in Part.    50
SECTION 3.07.    Mandatory Redemption.    50

ARTICLE FOUR COVENANTS
SECTION 4.01.    Payment of Notes.    50
SECTION 4.02.    Reports to Holders.    50
SECTION 4.03.    Waiver of Stay, Extension or Usury Laws.    51
SECTION 4.04.    Compliance Certificate; Notice of Default.    52
SECTION 4.05.    Limitations on Incurrence of Indebtedness.    52
SECTION 4.06.    Limitations on Restricted Payments.    56
SECTION 4.07.    Limitations on Asset Sales.    59
SECTION 4.08.    Limitations on Transactions with Affiliates.    59
SECTION 4.09.    Limitations on Liens.    61
SECTION 4.10.    Future Note Guarantees.    61
SECTION 4.11.    Limitations on Dividend and Other Restrictions Affecting
Restricted Subsidiaries.    62
SECTION 4.12.    Limitations on Designation of Unrestricted Subsidiaries.    63
SECTION 4.13.    Existence.    64
SECTION 4.14.    Change of Control Offer.    64
SECTION 4.15.    Suspension Event.    66
ARTICLE FIVE SUCCESSOR CORPORATION
SECTION 5.01.    Limitations on Mergers, Consolidations, etc.    67
SECTION 5.02.    Successor Person Substituted.    69
ARTICLE SIX DEFAULTS AND REMEDIES
SECTION 6.01.    Events of Default.    69
SECTION 6.02.    Acceleration    71
SECTION 6.03.    Other Remedies.    71
SECTION 6.04.    Waiver of Past Defaults and Events of Default.    72
SECTION 6.05.    Control by Majority.    72
SECTION 6.06.    Limitation on Suits.    72
SECTION 6.07.    No Personal Liability of Directors, Officers, Employees and
Stockholders.    73
SECTION 6.08.    Rights of Holders to Receive Payment.    73
SECTION 6.09.    Collection Suit by Trustee.    73
SECTION 6.10.    Trustee May File Proofs of Claim    73
SECTION 6.11.    Priorities.    74
SECTION 6.12.    Undertaking for Costs.    74

ARTICLE SEVEN TRUSTEE
SECTION 7.01.    Duties of Trustee.    74
SECTION 7.02.    Rights of Trustee.    76
SECTION 7.03.    Individual Rights of Trustee.    77
SECTION 7.04.    Trustee’s Disclaimer.    77
SECTION 7.05.    Notice of Defaults.    77
SECTION 7.06.    Reports by Trustee to Holders.    78
SECTION 7.07.    Compensation and Indemnity.    78
SECTION 7.08.    Replacement of Trustee.    79
SECTION 7.09.    Successor Trustee by Consolidation, Merger, etc.    80
SECTION 7.10.    Eligibility; Disqualification.    80
SECTION 7.11.    Preferential Collection of Claims Against Issuer.    80
SECTION 7.12.    Paying Agents.    80
ARTICLE EIGHT AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 8.01.    Without Consent of Holders.    81
SECTION 8.02.    With Consent of Holders.    82
SECTION 8.03.    Compliance with Trust Indenture Act.    83
SECTION 8.04.    Revocation and Effect of Consents.    83
SECTION 8.05.    Notation on or Exchange of Notes.    84
SECTION 8.06.    Trustee to Sign Amendments, etc.    84
ARTICLE NINE
DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 9.01.    Discharge of Indenture.    85
SECTION 9.02.    Legal Defeasance.    85
SECTION 9.03.    Covenant Defeasance.    86
SECTION 9.04.    Conditions to Legal Defeasance or Covenant Defeasance.    86
SECTION 9.05.    Deposited Money and U.S. Government Obligations to Be Held in
Trust; Other Miscellaneous Provisions.    88
SECTION 9.06.    Reinstatement.     88
SECTION 9.07.    Moneys Held by Paying Agent.    88
SECTION 9.08.    Moneys Held by Trustee.    89
ARTICLE TEN GUARANTEE OF NOTES
SECTION 10.01. Guarantee.    89

SECTION 10.02. Execution and Delivery of Guarantee.    90
SECTION 10.03. Limitation of Guarantee.    90
SECTION 10.04. Release of Guarantor.    91
SECTION 10.05. Waiver of Subrogation.    91
ARTICLE ELEVEN MISCELLANEOUS
SECTION 11.01. Trust Indenture Act Controls.    92
SECTION 11.02. Notices.    92
SECTION 11.03. Communications by Holders with Other Holders.    94
SECTION 11.04. Certificate and Opinion as to Conditions Precedent.    94
SECTION 11.05. Statements Required in Certificate and Opinion.    94
SECTION 11.06. Rules by Trustee and Agents.    95
SECTION 11.07. Business Days.    95
SECTION 11.08. Governing Law.    95
SECTION 11.09. Waiver of Jury Trial    95
SECTION 11.10. Force Majeure    95
SECTION 11.11. No Adverse Interpretation of Other Agreements.    95
SECTION 11.12. No Recourse Against Others.    95
SECTION 11.13. Successors.    96
SECTION 11.14. Multiple Counterparts.    96
SECTION 11.15. Table of Contents, Headings, etc.    96
SECTION 11.16. Separability.    96
SECTION 11.17. USA Patriot Act    96

EXHIBITS

Exhibit A    Form of Global Initial Note .......................................................................... A-1
Exhibit B    Form of Global Exchange Note .....................................................................B-1
Exhibit C Form of Certificate to Be Delivered in Connection with Transfers
Pursuant to Regulation S ..........................................................................C-1

INDENTURE, dated as of November 16, 2015, between MATCH GROUP, INC., a Delaware corporation, as issuer (the “Issuer”) and COMPUTERSHARE TRUST COMPANY, N.A., as trustee (the “Trustee”).

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means an unlimited principal amount of Notes having identical terms and conditions to the Notes issued pursuant to Article Two and in compliance with Section 4.05, except for issue date, issue price and first interest payment date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to theComparable Treasury Price for such Redemption Date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date. Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

“Affiliate” of any Person means any other Person which directly or indirectly Controls or is Controlled by, or is under direct or indirect common Control with, the referent Person.

“Affiliated Persons” means, with respect to any specified Person, (a) such specified Person’s parents, spouse, siblings, descendants, stepchildren, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a), and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.

“Agent” means any Registrar, Paying Agent or agent for service of notices and demands.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)    1.0% of the principal amount of such Note; and

(2)    the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at December 15, 2017 (such redemption price being set forth in the table appearing above), plus (ii) all required interest payments due on such Note through December 15, 2017 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“asset” means any asset or property.

“Asset Acquisition” means

(1)an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary, or

(2)the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1)transfers of cash or Cash Equivalents;

(2)transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;
(3)Permitted Investments and Restricted Payments permitted under Section 4.06;

(4)	the creation of any Lien permitted under this Indenture;

(5)transfers of assets that are (i) damaged, worn-out, uneconomic, obsolete or otherwise deemed to be no longer necessary or useful in the current or anticipated business of the Issuer or its Restricted Subsidiaries or (ii) replaced by assets of similar suitability and value;

(6)sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries;

(7)any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $50.0 million for such transaction or any such series of related transactions;

(8)sale and leaseback transactions with respect to property with an aggregate Fair Market Value not to exceed the greater of $25.0 million and 3.0% of Consolidated Cash Flow calculated after giving effect thereto on a pro forma basis for the then most recently ended Test Period;

(9)any transfer or series of transfers that, but for this clause, would be Asset Sales if consummated at a time when, after giving pro forma effect thereto, (x)(i) the Consolidated Leverage Test would be satisfied or (ii) the Consolidated Leverage Ratio immediately following such transfer or series of transfers is less than or equal to the Consolidated Leverage Ratio of the Issuer immediately prior to such transfer or series of transfers, and (y) no Default shall have occurred and be continuing or occur as a consequence thereof; and

(10)	any transfer in connection with the Match Transactions.

“Asset Swap” means any exchange of assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary) for assets of another Person (including Equity Interests of a Person whose primary business is a Related Business) that are intended to be used by the Issuer or any Restricted Subsidiary in a Related Business, including, to the extent necessary to equalize the value of the assets being exchanged, cash of any party to such asset swap.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies at any time during the period beginning on the date of the first public notice of an arrangement that would result in a Change of Control and ending at the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Holders of Notes in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, or the functional equivalent of the foregoing, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Board Resolution” means a copy of a resolution certified pursuant to an Officer’s Certificate to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or the city in which the Trustee’s Corporate Trust Office is located are authorized or required by law to close.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with

GAAP; provided however, that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of the Issue Date shall be accounted for as an operating lease and not a Capitalized Lease Obligation for all purposes under this Indenture.

“Cash Equivalents” means:

(1)marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(2)certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof or any lender or any Affiliate of any lender party to the Credit Agreement;

(3)commercial paper of an issuer rated at least A-1 by Standard & Poor’s or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;

(4)repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition with respect to securities issued or fully guaranteed or insured by the United States government;

(5)securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s;

(6)securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition;

(7)money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition;

(8)money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by Standard & Poor’s or Aaa by Moody’s and (iii) have portfolio assets of at least
$5,000,000,000; and

(9)in the case of any Foreign Subsidiary, investments substantially comparable to any of the foregoing investments with respect to the country in which such Foreign Subsidiary is organized.

“Change of Control” means the occurrence of any of the following events:

(1)the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder, and either (a) such Person is a Disqualified Person or (b) on any day until the date that is six months after the date on which such sale, lease or transfer occurred, the Issuer is rated by one of Moody’s or Standard & Poor’s and the rating assigned by either of them is not an Investment Grade Rating;
(2)the acquisition of beneficial ownership by any person or group (excluding any one or more Permitted Holders or group Controlled by any one or more Permitted Holders) of more than 35% of the aggregate voting power of all outstanding classes or series of the Issuer’s voting stock and such aggregate voting power exceeds the aggregate voting power of all outstanding classes or series of the Issuer’s voting stock beneficially owned by the Permitted Holders collectively, and either (a) such person or group is a Disqualified Person or (b) on any day until the date that is six months after the date on which such person or group becomes such beneficial owner, the Issuer is rated by one of Moody’s or Standard & Poor’s and the rating assigned by either of them is not an Investment Grade Rating;
(3)during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by the Board of Directors or whose nomination for election by the equityholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Issuer’s Board of Directors then in office; or
(4)the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the equityholders of the Issuer.

Notwithstanding the foregoing, a transaction in which the Issuer becomes a Subsidiary of another Person (other than a Person that is an individual or a Permitted Holder) shall not constitute a Change of Control if the shareholders of the Issuer immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, the same proportion of voting power of the outstanding classes or series of the Issuer’s voting stock as such shareholders beneficially own immediately following the consummation of such transaction.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event occurring in respect of that Change of Control.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the period from the relevant Redemption Date to December 15, 2017 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such period (“Remaining Life”).

“Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of

(1)Consolidated Net Income, plus

(2)in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income,

(a)Consolidated Income Tax Expense,

(b)	Consolidated Amortization Expense,

(c)	Consolidated Depreciation Expense,

(d)	Consolidated Interest Expense,

(e)all non-cash compensation, as reported in the Issuer’s financial statements,

(f)any non-cash charges or losses or realized losses related to the write-offs, write-downs or mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Issuer or any Restricted Subsidiary,

(g)the aggregate amount of all other non-cash charges, expenses or losses reducing such Consolidated Net Income, including any impairment (including any impairment of intangibles and goodwill) (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts receivable or inventory), for such period, and

(h)the amount of any restructuring charges or reserves, including any one-time costs incurred in connection with acquisitions, minus

(3)in each case only to the extent (and in the same proportion) included in determining Consolidated Net Income, any non-cash or realized gains related to mark-to- market adjustments or sales or exchanges of any investments in debt or equity securities by the Issuer or any Restricted Subsidiary, in each case determined on a consolidated basis in accordance with GAAP; provided that the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period will be excluded from Consolidated Net Income.

For purposes of this definition, whenever pro forma effect is to be given, the pro forma calculations shall be factually supportable, reasonably identifiable and made in good faith by a responsible financial or accounting Officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect cost savings and other operating improvements or synergies reasonably expected to be realized within 12 months from the applicable event to be given pro forma effect.

“Consolidated Contingent Consideration Fair Value Remeasurement Adjustments” for any period means the contingent consideration fair value remeasurement adjustments, of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, minus consolidated interest income of the Issuer and its Restricted Subsidiaries, and including, without duplication,

(1)imputed interest on Capitalized Lease Obligations,

(2)commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)	the net costs associated with Hedging Obligations related to interest rates,

(4)amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5)	the interest portion of any deferred payment obligations,

(6)	all other non-cash interest expense,

(7)	capitalized interest,

(8)all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly- Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests),

(9)	all interest payable with respect to discontinued operations, and

(10)all interest on any Indebtedness described in clause (6) or (7) of the definition of Indebtedness, but excluding, without duplication, (x) on and prior to the Separation Date, interest expense in respect of guarantees by any one or more members of the Match Group of Indebtedness of any one or more members of the IAC Group and (y) interest on any Pre-IPO Note.

“Consolidated Leverage Ratio” means, at any date, the ratio of (i) Indebtedness of the Issuer and its Restricted Subsidiaries as of the last day of the Test Period most recently ended on or prior to such date of determination (as set forth on the balance sheet and determined on a consolidated basis in accordance with GAAP but excluding, (x) on and prior to the Separation Date, Indebtedness consisting of guarantees by any one or more members of the Match Group of Indebtedness of any one or more members of the IAC Group and (y) any Pre-IPO Note) to (ii) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Leverage Ratio (the “Test Period”). The Consolidated Leverage Ratio shall be calculated for any period after giving effect on a pro forma basis (as if they had occurred on the first day of the applicable Test Period) to:

(1)the incurrence of any Indebtedness of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge of Indebtedness (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Test Period or at any time subsequent to the last day of the Test Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Test Period; and

(2)any (x) Asset Sale, (y) asset sale if the Fair Market Value of the assets sold in such transaction or series of related transactions exceeds $2.0 million, which is solely excluded from the definition of Asset Sale pursuant to clause (9) of such definition or (z) Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition or as a result of a Redesignation) or operational restructuring (each a “pro forma event”) (including any cost savings and synergies resulting from head count reduction, closure of facilities and similar operational and other cost savings and synergies relating to such pro forma event occurring within 12 months (or expected, in the good faith determination of the Issuer, to occur within 12 months) of such pro forma event and during such period or subsequent to such period and on or prior to the date of such calculation, in each case that are expected to have a continuing impact and are factually supportable, and which adjustments the Issuer determines are reasonable as set forth in an Officer’s Certificate; provided that the aggregate amount of all such cost savings and synergies shall in no event exceed 10% of Consolidated Cash Flow for such period calculated prior to giving effect to such pro forma adjustments) occurring during the Test Period or at any time subsequent to the last day of the Test Period and on or prior to the Transaction Date, as if such pro forma event occurred on the first day of the Test Period, provided that asset sales described in clause (2)(y) in an aggregate amount not to exceed $50.0 million in any Test Period shall not be required to be given pro forma effect.

In calculating Consolidated Interest Expense for purposes of the Consolidated Leverage Ratio with respect to any Indebtedness being given pro forma effect:

(1)interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Test Period;

(3)notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements governing such Hedging Obligations;

(4)interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Test Period; and

(5)interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting Officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

The Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of any revolving commitment under any Indebtedness as being incurred and outstanding at such time and for so long as such revolving commitments remain outstanding (regardless of whether drawn), in which case any subsequent incurrence of Indebtedness under such revolving commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

“Consolidated Leverage Test” means, at any date, that the Consolidated Leverage Ratio is no greater than 5.00 to 1.00.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any Restricted Subsidiary during such period;

(2)gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(3)	gains and losses with respect to Hedging Obligations;

(4)	the cumulative effect of any change in accounting principles;

(5)any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Restricted Subsidiary during such period;

(6)	Consolidated Contingent Consideration Fair Value Remeasurement Adjustments;

(7)any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations; and

(8)any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) the sale of any financial or equity investment by the Issuer or any Restricted Subsidiary;

provided, further, that the effects of any adjustments in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items, any earn-out obligations and any other non-cash charges (other than the amortization of unfavorable operating leases) in the Issuer’s consolidated financial statements pursuant to GAAP in each case resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any such amounts shall be excluded when determining Consolidated Net Income.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the corporate trust office of the Trustee located at 8742 Lucent Boulevard, Suite 225, Highlands Ranch, Colorado 80129, or such other office, designated by the Trustee by written notice to the Issuer, at which any particular time its corporate trust business shall be administered.

“Credit Agreement” means the Credit Agreement, dated October 7, 2015, by and among the Issuer, as Borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and arrangers party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Facilities” means one or more (A) debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities (including, without limitation, the Notes), indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder).

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Dealer Manager Agreement” means the dealer manager and solicitation agent agreement, dated as of October 16, 2015, by and among the Dealer Managers and the Issuer.

“Dealer Managers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Goldman, Sachs & Co., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., BMO Capital Markets Corp., PNC Capital Markets LLC, Fifth Third Securities, Inc. and SG Americas Securities, LLC.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.16(d).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if (1) the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.14, and (2) the right to require the Issuer to redeem such Equity Interests does not become operative prior to the Issuer’s purchase of the Notes as required pursuant to the provisions of Section 4.14.

“Disqualified Person” means a Person whose senior debt does not have an Investment Grade Rating with either Moody’s or Standard & Poor’s on (a) the date on which (i) such Person becomes a beneficial owner of the Issuer or (ii) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole occurs, or (b) any day until the date that is 45 days after the date described in clause (a).

“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Domestic Subsidiary” means any Subsidiary of the Issuer that is not a Foreign Subsidiary.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities convertible into such shares or other interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of the Issuer issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

“Exchange Offer” means the offer by the Issuer, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Fair Market Value” means, with respect to any asset, as determined by the Issuer, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not organized under the laws of the United States or any jurisdiction within the United States and any direct or indirect subsidiary thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person
(1)to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“IAC” means IAC/InterActiveCorp. a Delaware corporation, and its successors.

“IAC/Match Intercompany Debt” means the incurrence prior to the Match Offering, extension of existing or settlement of (x) unsecured intercompany loans, intercompany payables and intercompany receivables between the Match Group and the IAC Group or (y) any intercompany contributions from the IAC Group to the Match Group (and, in each case, payments or distributions thereon), in each case (i) under intercompany arrangements existing as of the Issue Date or put in place in connection with the Match Offering or related transactions, (ii) in connection with the acquisition of Plentyoffish Media Inc. or (iii) in connection with cash management arrangements; provided that any such Indebtedness could be incurred pursuant to the Leverage Ratio Exception.

“IAC Credit Agreement” means that certain Credit Agreement dated as of December 21, 2012, among IAC, as borrower, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and arrangers party thereto (as amended and restated on October 7, 2015).

“IAC Group” means IAC and its subsidiaries not including the Issuer and its subsidiaries.

“IAC Notes” means the IAC 2022 Notes and the $500.0 million aggregate principal amount of 4.875% senior notes due 2018 of IAC.

“IAC 2022 Notes” means the $500.0 million aggregate principal amount of 4.75% senior notes due 2022 of IAC issued pursuant to that Indenture dated December 21, 2012 among IAC, the guarantors party thereto and Computershare Trust Company, N.A., as trustee.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)all liabilities, contingent or otherwise, of such Person for borrowed money;

(2)all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4)all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except (i) trade payables and accrued expenses incurred by such Person in the ordinary course of business and (ii) amounts accrued associated with contingent consideration arrangements;

(5)	all Capitalized Lease Obligations of such Person;

(6)all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(7)all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis; and

(8)all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (excluding obligations arising from inventory transactions in the ordinary course of business).

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Initial Notes” means the 6.75% Senior Notes due 2022 issued on the Issue Date.

“interest” means, with respect to the Notes, interest on the Notes (including Additional Interest, if any).

“Interest Payment Dates” means each June 15 and December 15, commencing June 15, 2016.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) if by Moody’s and BBB- (or the equivalent) if by Standard & Poor’s.

“Investments” of any Person means:

(1)all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof); and

(3)	the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (3) shall be the Fair Market Value of the Issuer’s proportionate interest in such Unrestricted Subsidiary as of the date of such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

“Issue Date” means November 16, 2015.

“Issuer” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article Five and thereafter means the successor.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Match Group” means the Issuer and its Subsidiaries.

“Match Offering” means the issuance by the Issuer of up to an aggregate of 20% of the economic interest represented by all outstanding capital stock of the Issuer as of the date of the Match Offering (after giving pro forma effect to the issuance of such capital stock in such offering) in an initial underwritten public offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act.

“Match Transaction Distributions” means dividends or distributions of cash and other property from the Match Group to the IAC Group (i) of a combination of cash and/or Pre-IPO Notes, which, in the aggregate, do not exceed the net cash proceeds of the Match Offering (ii) of a combination of the net cash proceeds of certain Indebtedness incurred by the Match Group on or prior to the date of the Match Offering and/or debt securities issued by Match or IAC, which in the aggregate do not exceed $1,300.0 million, in each case, designated by the Issuer as incurred in connection with the Match Offering, (iii) of any cash on the balance sheet of the Match Group on the Issue Date and any cash flow of the Match Group accruing from and after the Issue Date until the date of the Match Offering and (iv) without duplication, in an amount equal to any proceeds from cash common equity contributions received by the Match Group after the Issue Date and prior to the date of the Match Offering, in each case so long as, on a pro forma basis after giving effect thereto and to the other transactions consummated in connection therewith, (x) the Consolidated Leverage Test is satisfied, (y) no Default or Event of Default shall have occurred and be continuing.

“Match Transactions” means, the Match Offering, and in connection therewith, the entry into a number of related transactions and agreements with the Match Group, including, but not limited to:

(a)entry into and consummation of the transactions contemplated under a master transaction agreement, an investor rights agreement, a services agreement, a tax sharing agreement, an employee matters agreement and similar agreements and arrangements and the transactions in connection therewith;

(b)	the IAC/Match Intercompany Debt;

(c)	the Match Transaction Distributions;

(d)	the issuance of the Notes contemplated hereby;

(e)the entry into of the Credit Agreement and any incremental assumption agreements thereto and performance of the obligations thereunder and any related agreements, including any guarantee agreements or pledge agreements; and

(f)the creation of, and payments under, unsecured intercompany Indebtedness owed by a member of the Match Group to a member of the IAC Group that by its terms is subordinated in right of payment to the Notes and is incurred pursuant to the Leverage Ratio Exception.

“Material Domestic Subsidiary” means any Wholly-Owned Restricted Subsidiary that is a Domestic Subsidiary of the Issuer, as of the last day of the fiscal quarter of the Issuer most recently ended for which financial statements have been or are required to have been delivered, that has assets or revenues (including third party revenues but not including intercompany revenues) with a value in excess of 2.50% of the consolidated assets of the Issuer and its Wholly- Owned Restricted Subsidiaries that are Domestic Subsidiaries or 2.50% of the consolidated revenues of the Issuer and its Wholly-Owned Restricted Subsidiaries that are Domestic Subsidiaries; provided that in the event Wholly-Owned Restricted Subsidiaries that are Domestic Subsidiaries that would otherwise not be Material Domestic Subsidiaries shall in the aggregate account for a percentage in excess of 7.50% of the consolidated assets of the Issuer and its Wholly-Owned Restricted Subsidiaries that are Domestic Subsidiaries or 7.50% of the consolidated revenues of the Issuer and its Wholly-Owned Restricted Subsidiaries that are Domestic Subsidiaries as of the end of and for the most recently completed fiscal quarter, then one or more of such Domestic Subsidiaries designated by the Issuer (or, if the Issuer shall make no designation, one or more of such Domestic Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Issuer), shall be included as Material Domestic Subsidiaries to the extent necessary to eliminate such excess.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, and

(2)no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Credit Agreement or Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means the Initial Notes, the Exchange Notes and any Additional Notes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the confidential offering memorandum and consent solicitation statement, dated as of October 16, 2015, relating to the Issuer’s offer to exchange the Initial Notes for any and all outstanding IAC 2022 Notes.

“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, opining on the matters required by Section 11.05 and delivered to the Trustee. Such legal counsel may be an employee of or counsel to the Issuer.

“Permitted Holders” means any one or more of (a) IAC and its direct or indirect wholly-owned subsidiaries, (b) Barry Diller, (c) each of the Affiliated Persons of the Person referred to in clause (b), and (d) any Person a majority of the aggregate voting power of all the outstanding classes or series of the equity securities of which are beneficially owned by any one or more of the Persons referred to in clauses (a), (b) or (c).

“Permitted Investment” means:

(1)Investments by the Issuer or any Restricted Subsidiary in the Issuer, any Restricted Subsidiary or a Person that will, upon the making of such Investment become a Restricted Subsidiary;

(2)loans and advances to directors, employees and officers of the Issuer or any of the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer not in excess of $10.0 million at any one time outstanding;

(3)	cash and Cash Equivalents;

(4)receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtor, including securities of a Person received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person;

(6)Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with a sale of assets made in compliance with Section 4.07;

(7)	lease, utility and other similar deposits in the ordinary course of business;

(8)any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date;

(9)Investments, including in joint ventures of the Issuer or any of its Restricted Subsidiaries not otherwise permitted under this Indenture, not to exceed in the aggregate outstanding at any time the greater of $75.0 million or 2.0% of Total Assets as of the time of incurrence;

(10)another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(11)	guarantees issued in accordance with Section 4.05 and Section 4.10; and

(12)to the extent constituting Investments, the Match Transactions. “Permitted Liens” means the following types of Liens:
(1)Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or a Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent by more than 30 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation (or pursuant to letters of credit issued in connection with such workers’ compensation compliance), unemployment insurance and other social security laws or regulations or to secure the performance of statutory obligations, bids, leases, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, subleases, government contracts, performance and return-of-money bonds, letters of credit and other similar obligations (exclusive of obligations for the payment of borrowed money);

(5)Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6)	judgment Liens not giving rise to an Event of Default;

(7)easements, zoning restrictions, rights-of-way, survey exceptions, minor encumbrances, reservation of licenses, electric lines, telegraph and telephone lines and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer or any Restricted Subsidiary;
(8)Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than Obligations in respect of Indebtedness) and trade-related letters of credit, in each case, outstanding on the Issue Date or issued thereafter in and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker’s acceptances or bank guarantees and the proceeds and products thereof;
(9)Liens encumbering deposits made to secure obligations arising from common law, statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(10)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts, sweep accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(11)leases, assignments, or subleases, licenses granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(12)Liens arising from filing Uniform Commercial Code financing statements or equivalent statements regarding leases;

(13)	Liens securing Indebtedness incurred pursuant to Section 4.05(b)(1);

(14)Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(15)	Liens existing on the Issue Date;

(16)	Liens in favor of the Issuer or a Guarantor;

(17)Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations; provided that such Liens secure obligations incurred pursuant to Section 4.05(b)(6);
(18)Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than (a) the property encumbered at the time a Person becomes a Restricted Subsidiary, (b) after acquired property that is required to be pledged pursuant to the agreement granting such Lien as in effect on the date such Person becomes a Restricted Subsidiary and (c) proceeds and products thereof) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;
(19)deposits and other Liens securing credit card operations of the Issuer and its Subsidiaries, provided the amount secured does not exceed amounts owed by the Issuer and its Subsidiaries in connection with such credit card operations;
(20)Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13) (solely with respect to Section 4.05(b)(1)(y)), (15), (17) and (18); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13) (solely with respect to Section 4.05(b)(1)(y)), (15), (17) and (18), such Liens do not extend to any additional assets (other than (A) after-acquired property that is required to be pledged pursuant to the agreement granting the Lien securing the Indebtedness being Refinanced as in effect on the date the Refinancing Indebtedness is incurred and (B) proceeds and products thereof);
(21)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens in the ordinary course of business in favor of issuers of performance and surety bonds or bid bonds or with respect to health, safety and environmental regulations (other than for borrowed money) or letters of credit or bank guarantees issued to support such bonds or requirements pursuant to the request of and for the account of such Person in the ordinary course of business ;

(22)Interests of vendors in inventory arising out of such inventory being subject to a “sale or return” arrangement with such vendor or any consignment by any third party of any inventory;

(23)Liens securing Indebtedness owed by (a) a Restricted Subsidiary to the Issuer or to any other Restricted Subsidiary that is a Guarantor or (b) the Issuer to a Guarantor;

(24)	[reserved];

(25)Liens in respect of sale and leaseback transactions with respect to assets with a Fair Market Value in the aggregate of not more than the greater of $25.0 million or 3.0% of Consolidated Cash Flow, calculated after giving effect thereto on a pro forma basis for the then most recently ended Test Period;

(26)Liens with respect to obligations that do not in the aggregate exceed the greater of $50.0 million or 2.0% of Total Assets as of the time of incurrence at any one time outstanding;

(27)Liens securing obligations pursuant to cash management agreements and treasury transactions; and

(28)Liens arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Issuer and its Restricted Subsidiaries in the ordinary course of trading and on the supplier’s standard or usual terms.

“Permitted Parent Payments” means payments to any member of the IAC Group that is a direct or indirect parent of the Issuer, (a) the proceeds of which shall be used to pay such equity holder’s operating costs and expenses incurred , other overhead costs and expenses and fees, in each case, which are directly attributable to the ownership or operations of the Issuer and its Subsidiaries or (b) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer to the extent such salaries, bonuses, other benefits and indemnities are directly attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person other than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Pre-IPO Note” means any intercompany debt (i) owed by Match to any member of the IAC Group, (ii) incurred within 30 days prior to the Match Offering, (iii) having a maturity not in excess of 30 days, (iv) that by its terms is subordinated in right of payment to the obligations under the Notes, and (v) that is designated as such by the Issuer.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (A) such Indebtedness is comprised of Capitalized Lease Obligations or (B)(1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A promulgated under the Securities Act.

“Rating Agencies” means (1) each of Moody’s and Standard & Poor’s; and (2) if any of Moody’s or Standard & Poor’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, that the Issuer selects (as certified by an Officer of the Issuer) as a replacement agency for Moody’s or Standard & Poor’s, or both of them, as the case may be.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of Article Three and paragraph 6 of the Notes.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

“Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1)the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2)the obligor of Refinancing Indebtedness with respect to any Refinanced Indebtedness of the Issuer or any Guarantor does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness;

(3)if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4)the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being redeemed or refinanced or (b) after the final maturity date of the Notes; and

(5)the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the final maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being redeemed or refinanced that is scheduled to mature on or prior to the final maturity date of the Notes; provided that Refinancing Indebtedness in respect of Refinanced Indebtedness that has no amortization may provide for amortization installments, sinking fund payments, senior maturity dates or other required payments of principal of up to 1% of the aggregate principal amount per annum.

“Registration Rights Agreement” means (a) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated the Issue Date between the Issuer and the Dealer Managers, and (b) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer, any Guarantors and the Persons purchasing such Additional Notes under the related purchase agreement, each as amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Related Business” means any business in which the Issuer or any Restricted Subsidiary was engaged on the Issue Date or any reasonable extension of such business and any business related, ancillary or complementary to any business of the Issuer or any Restricted Subsidiary in which the Issuer or any Restricted Subsidiary was engaged on the Issue Date or any reasonable extension of such business.

“Responsible Officer” when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Note” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Restricted Payment” means any of the following:

(1)the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any distribution or dividend payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)the purchase, redemption, defeasance or other acquisition of any Equity Interests of the Issuer, including, without limitation, any payment in exchange for such Equity Interests in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3)	any Investment other than a Permitted Investment; or

(4)any principal payment or redemption, repurchase, defeasance or other acquisition, in each case prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness (a) owed to and held by the Issuer or any Restricted Subsidiary or (b) purchased in anticipation of anticipating of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date or purchase, repurchase or other acquisition).

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (i) Indebtedness of the Issuer and its Restricted Subsidiaries secured by a Lien on any assets of the Issuer and its Restricted Subsidiaries as of the last day of the Test Period most recently ended on or prior to such date of determination (as set forth on the balance sheet and determined on a consolidated basis in accordance with GAAP but excluding, on and prior to the Separation Date, Indebtedness consisting of guarantees by the Match Group of Indebtedness of the IAC Group) to (ii) Consolidated Cash Flow for such Test Period, in each case with such pro forma adjustments to the amount of “Indebtedness” and “Consolidated Cash Flow” as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Cash Flow” and “Consolidated Leverage Ratio”; provided that solely for purposes of Indebtedness and Liens incurred in connection with the Match Transactions, pro forma effect shall be given to the acquisition of PlentyofFish Media Inc. described in the Offering Memorandum regardless of whether it has then been consummated.

The Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of any revolving commitment under any Indebtedness as being incurred and outstanding at such time and for so long as such revolving commitments remain outstanding

(regardless of whether drawn), in which case any subsequent incurrence of Indebtedness under such revolving commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Separation Date” means the date, which shall be promptly following the Issue Date, on which the Issuer is designated as an “unrestricted subsidiary” under and in accordance with the IAC Credit Agreement and the IAC Notes, as applicable.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Standard & Poor’s” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and any successor to its rating agency business.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or any then-existing Note Guarantees.

“Subsidiary” means, with respect to any Person:

(1)any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Total Assets” means, as of any date of determination, the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the most recent consolidated balance sheet of the Issuer as of such date (which calculation shall give pro forma effect to any acquisition or asset sale by the Issuer or any of its Restricted Subsidiaries, in each case involving the payment or receipt by the Issuer or any of its Restricted Subsidiaries of consideration (whether in the form of cash or non-cash consideration)

in excess of $50.0 million that has occurred since the date of such consolidated balance sheet, as if such acquisition or asset sale had occurred on the last day of the fiscal period covered by such balance sheet).

“Transfer Restricted Note” means any Note that bears or is required to bear the legend set forth in Section 2.16(d) hereto.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.12, (2) any Subsidiary of an Unrestricted Subsidiary and (3) Match Financing, LLC.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries and, solely for the purpose of the definition of “Material Domestic Subsidiary” excluding any Subsidiary whose sole assets are Equity Interests in one or more Subsidiaries that are not Wholly-Owned Subsidiaries.

SECTION 1.02.    Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

Term    Defined in Section

“Affiliate Transaction”...................................................    4.08
“Agent Members” ..........................................................    2.02(c)
“Change of Control Offer”.............................................    4.14

Term    Defined in Section

“Change of Control Payment” .......................................	4.14
“Change of Control Payment Date”...............................	4.14
“Covenant Defeasance” .................................................	9.03
“Designation”.................................................................	4.12
“Event of Default” .........................................................	6.01
“Exchange Global Note” ...............................................	2.02(b)
“Global Notes”...............................................................	2.02(b)
“Legal Defeasance” .......................................................	9.02
“Leverage Ratio Exception” ..........................................	4.05(a)
“Note Guarantee” ..........................................................	10.01
“Paying Agent” ..............................................................	2.04
“Permitted Indebtedness” ..............................................	4.05(b)
“Redesignation” .............................................................	4.12
“Registrar” .....................................................................	2.04
“Regulation S Global Note”...........................................	2.02(b)
“Reversion Date” ..........................................................	4.15
“Rule 144A Global Note”..............................................	2.02(b)
“Successor” ....................................................................	5.01
“Suspended Covenants”.................................................	4.15
“Suspension Event” ......................................................	4.15
“Suspension Period” .....................................................	4.15
SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture.

All TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

SECTION 1.04.    Rules of Construction.

Unless the context otherwise requires:

(1)a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)	“or” is not exclusive;

(3)words in the singular include the plural, and in the plural include the singular;

(4)	words used herein implying any gender shall apply to both genders;

(5)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

(6)unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Issuer; and

(7)“$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.
ARTICLE TWO THE NOTES
SECTION 2.01.    Amount of Notes.

Upon receipt of a written order of the Issuer, the Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $445,172,000 and (ii) subject to Section 4.05 (unless terminated pursuant to Section 4.15), Additional Notes in an unlimited principal amount, upon a written order of the Issuer in the form of an Officer’s Certificate of the Issuer. The Officer’s Certificate shall specify the amount of the Notes to be authenticated, the date on which the Notes are to be authenticated, and the names and delivery instructions for each Holder.
(1)
Upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer. Any Additional Notes and the Exchange Notes shall be part of the same issue as the Notes being issued on the date hereof and shall vote on all matters as one class with the Notes being issued on the date hereof, including, without limitation, waivers, amendments, redemptions and offers to purchase. For the purposes of this Indenture, except for Section 4.05, references to the Notes include Additional Notes and the Exchange Notes, if any; provided, that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes (as reasonably determined by the Issuer), the Additional Notes will have a separate CUSIP number.

SECTION 2.02.    Form and Dating; Book Entry Provisions.

(a)The (i) Initial Notes and the Trustee’s certificate of authentication with respect thereto and (ii) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A hereto (other than, with respect to any Additional Notes, changes related to the issue date, issue price and first interest payment date of such Additional Notes), which is incorporated in and forms a part of this Indenture. The (i) Exchange Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes issued other than as Transfer Restricted Notes and the Trustee’s certificate of authentication shall each be substantially in the form set forth in Exhibit B hereto (other than, with respect to any Additional Notes, changes related to the issue date, issue price and first interest payment date of such Additional Notes), which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Each Note shall be dated the date of its authentication.
(b)(i) The Initial Notes shall be offered and issued by the Issuer pursuant to the Dealer Manager Agreement. The Notes shall be issued initially only to (i) QIBs in reliance on Rule 144A under the Securities Act and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act. Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially issued pursuant to Rule 144A shall be issued in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons (collectively, the “Rule 144A Global Note”); and Notes initially issued pursuant to Regulation S shall be issued in the form of one or more global securities in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.02(b), beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Regulation S Global Note are owned either by Non-U.S. Persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

(ii)Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in the form of Exhibit C attached hereto) to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a Person (A) who the transferor reasonably believes to be a QIB,
(B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

(iii)Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

(iv)Exchange Notes exchanged for interests in the Rule 144A Notes and the Regulation S Notes will be issued in the form of a permanent global Note, substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Registrar as hereinafter provided, including the appropriate legend set forth in Section 2.16(d) (the “Exchange Global Note”). The Exchange Global Note will be deposited upon issuance with, or on behalf of, the Registrar as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Exchange Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.

(v)The Rule 144A Global Note, the Regulation S Global Note and the Exchange Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(c)Book-Entry Provisions. This Section 2.02(c) shall apply only to a Global Note deposited with or on behalf of the Depository.

(i)The Issuer shall execute and the Trustee shall, in accordance with this Section 2.02(c), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of the Depository for such Global Note or the nominee of such Depository and (B) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

(ii)Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)Definitive Notes. Except as provided in this Section 2.02 or Section 2.16 or 2.17, owners of beneficial interests in Notes shall not be entitled to receive physical delivery of Definitive Notes.

(e)The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is any conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.

(f)The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.    Execution and Authentication.

An Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

The Notes shall be issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000.

SECTION 2.04.    Registrar and Paying Agent.

The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York or the city in which the Corporate Trust Office of the Trustee is located) where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. If and for so long as the Trustee is not the Registrar, the Trustee shall have the right to inspect the register of the Notes during regular business hours. The Issuer may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. The Issuer or any Affiliate thereof may act as Paying Agent.

The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07. The Issuer or any wholly- owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent. SECTION 2.05.    Paying Agent to Hold Money in Trust.
On or prior to each due date of the principal or interest on any Notes, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or the Guarantors), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes) in making any such payment. If the Issuer or a Subsidiary of the Issuer serves as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuer shall otherwise comply with TIA Section 312(a).

SECTION 2.07.    Transfer and Exchange.

Subject to Sections 2.02(b), 2.16 and 2.17, when Notes are presented to the Registrar with a request from such Holder to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested if the requirements of this Indenture are met. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Registrar may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.14 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer (a) of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed
(b) of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part or (c) of any Note between a record date and the next succeeding Interest Payment Date.

Any Holder of any Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

Neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any Federal or state securities laws.

SECTION 2.08.    Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if such Holder furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8- 405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted by such Holder, sufficient in the judgment of both to protect the Issuer, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer and the

Trustee may charge such Holder for their reasonable out-of-pocket expenses in replacing such Note (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.09. Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section
9.1    or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receives proof satisfactory to it that the replaced Note is held by a protected purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If the Paying Agent holds in trust, in its capacity as such, on any Redemption Date or maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.    Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.    Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall cancel and destroy such Notes in accordance with its customary procedures. The Trustee shall upon the request of the Issuer deliver a certificate of such destruction to the Issuer. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation, other than in accordance with the express provisions of this Indenture.

SECTION 2.13.    Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders of such Notes on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. The Issuer shall promptly mail to each Holder of such Notes a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.    CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” number, ISIN and “Common Code” number (in each case if then generally in use), and if so, such CUSIP number, ISIN and Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such number either as printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify, and in any event within 10 Business Days, the Trustee of any such CUSIP number, ISIN and Common Code number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number, ISIN and Common Code number.

SECTION 2.15.    Deposit of Moneys.

Subject to the following paragraph, prior to 11:00 a.m., New York City time, on each Interest Payment Date and maturity date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Definitive Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable Interest Payment Date, the Issuer (through the Paying Agent) will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Paying Agent for the Notes unless the Issuer (with notice to the Paying Agent) elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

SECTION 2.16.    Special Transfer Provisions.

(a)    Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x)to register the transfer of such Definitive Notes; or

(y)to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i)shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act (and the transferor certifies the same, in writing, to the Registrar), pursuant to Section 2.16(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
(A)if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
(B)if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or
(C)if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.16(d)(i).

(b)Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or
(B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note; and

(ii)written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate of the Issuer, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)	Transfer and Exchange of Global Notes.

(i)The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Note. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii)If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)Notwithstanding any other provisions of Article Two (other than the provisions set forth in Section 2.17), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.17, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.16 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d)	Legend.

(i)Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S, shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)REPRESENTS THAT

(A)IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(B)IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2)AGREES FOR THE BENEFIT OF MATCH GROUP, INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A)    TO MATCH GROUP, INC.,
(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,
(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(D)    IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(E)    TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF
$250,000, OR
(F)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (F) ABOVE, MATCH GROUP, INC. RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE MAY HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE ISSUE DATE, THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF OID, IF ANY, PER $1.00 OF

PRINCIPAL AMOUNT OF THIS NOTE PLEASE CONTACT THE COMPANY AT MATCH GROUP, INC., 555 WEST 18TH STREET, NEW YORK, NEW YORK 10011, ATTENTION: TREASURER.

Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii)After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to the restricted securities legend as set forth in Exhibit A hereto, on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(iv)Upon the consummation of an Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the restricted securities legend as set forth in Exhibit A hereto, shall be available to Holders that exchange such Initial Notes in such Exchange Offer.

(e)Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f)	No Obligation of the Trustee.

(i)None of the Trustee, Registrar or Paying Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee, Registrar and Paying Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(ii)Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.17.    Certificated Notes.

(a)A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.02 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.16 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each Person that such Global Note Holder and the Depository identifies as being the beneficial owner of the related Notes, or (iii) an Event of Default has occurred and is continuing with respect to the Notes.

(b)Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.17 shall be surrendered by the Depository to the Trustee at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.17 shall be executed, authenticated and delivered only in denominations of US$2,000 principal amount or any integral multiple of US$1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.16(d) hereof, bear the applicable restricted securities legend and definitive note legend set forth in Exhibit A hereto.

(c)Subject to the provisions of Section 2.17(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)In the event of the occurrence of one of the events specified in Section 2.17(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that the Definitive Notes are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such certificated Note, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Article 6 of this Indenture, the right of any beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such certificated Notes had been issued.

(e)By its acceptance of any Note bearing any legend in Section 2.16(d), each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend in Section 2.16(d) and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.02 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.    Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Additional Interest will be payable with respect to the Notes in certain circumstances if the Issuer does not consummate the Exchange Offer (or shelf registration, if applicable) as provided in the Registration Rights Agreement. The Initial Notes will bear interest from (and including) the Issue Date.
ARTICLE THREE REDEMPTION
SECTION 3.01.    Election to Redeem; Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to paragraph 6 of such Notes, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee), the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03, except as provided in Section 3.04.

SECTION 3.02.    Selection by Trustee of Notes To Be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time pursuant to a redemption made pursuant to paragraph 6 of such Notes, selection of the Notes for redemption shall be made on a pro rata basis (if the Notes are issued in physical form) or in accordance with DTC’s applicable procedures (if the Notes are issued in global form) and in each case, if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made pursuant to paragraph 6 of the Notes, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless that method is otherwise prohibited. The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $2,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Issuer may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise, provided such acquisition does not otherwise violate the other terms of this Indenture.

SECTION 3.03.    Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, cause to be mailed, or delivered electronically if held by DTC, notice of redemption to each Holder to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, except that redemption notices may be mailed, or delivered electronically if held by DTC, more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of this Indenture. If the Issuer mails such notice to Holders, it shall mail a copy of such notice to the Trustee at the same time.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers, ISIN and Common Code numbers, if any thereof) and shall state:

(1)the Redemption Date;

(2)the redemption price and the amount of premium (or the manner of calculation the redemption price and/or premium) and accrued interest to be paid;

(3)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

(4)	the name and address of the Paying Agent;

(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)	that the Notes are being redeemed pursuant to paragraph 6 of the Notes;

(8)	the aggregate principal amount of Notes that are being redeemed; and

(9)if the redemption is conditional, a description of the applicable conditions and the date by which such conditions are expected to be satisfied.

At the Issuer’s written request made at least five Business Days prior to the date on which notice is to be given (or such shorter period as the Trustee in its sole discretion may agree), the Trustee shall give the notice of redemption prepared by the Issuer, in the Issuer’s name and at the Issuer’s sole expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.

SECTION 3.04.    Effect of Notice of Redemption.

Except as provided below in the next paragraph, once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Any redemption or notice may, at the Issuer’s option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the Redemption Date so delayed.

The Issuer may provide in any notice that payment of the redemption price and accrued and unpaid interest, if any, and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

SECTION 3.05.    Deposit of Redemption Price.

On or prior to 11:00 a.m., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation. Promptly after the calculation of the redemption price, the Issuer shall give the Trustee and any Paying Agent written notice thereof.

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption shall cease to accrue interest and the only right of the Holders of such Notes shall be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest shall be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

SECTION 3.06.    Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.    Mandatory Redemption.

Except as set forth in Section 4.14, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.
ARTICLE FOUR COVENANTS
SECTION 4.01.    Payment of Notes.

The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds by 11:00 a.m. on that date money designated for and sufficient to pay such installment.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.    Reports to Holders.

(a)Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will file with the SEC (and make available to the Trustee and Holders of the Notes, without cost to any Holder, within 15 days after it files (or is otherwise required to file) them with the SEC) from and after the Issue Date,

(1)within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non- accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2)within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3)promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and
(4)any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;
in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within l5 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b)Notwithstanding the foregoing, such requirements shall be deemed satisfied for any particular period or report prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other registration statement, including a registration statement on Form S-1), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Issuer’s website and providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, with such financial information (including a “Management’s discussion and analysis of results of operations and financial condition” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above.

(c)Delivery of such reports and information to the Trustee shall be for informational purposes only and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under this Indenture as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

SECTION 4.03.    Waiver of Stay, Extension or Usury Laws.

Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.04.    Compliance Certificate; Notice of Default.

(a)The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default occurred during such period (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto).

(b)The Issuer and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default, an Officer’s Certificate specifying such Default and what action the Issuer and the Guarantors are taking or propose to take with respect thereto.

SECTION 4.05.    Limitations on Incurrence of Indebtedness.

(a)The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Guarantor may incur additional Indebtedness, in each case, if, as of the date of incurrence, after giving effect to such incurrence and the application of the proceeds therefrom, the Consolidated Leverage Test would be satisfied (the “Leverage Ratio Exception”).

(b)Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness”):

(1)Indebtedness of the Issuer and any Restricted Subsidiary under Credit Facilities (including the Credit Agreement) in an aggregate principal amount at any time outstanding not to exceed the sum of (x) $1,300.0 million plus (y) any additional aggregate principal amount of Indebtedness that at the time of incurrence does not cause the Secured Leverage Ratio for the Issuer for the Test Period immediately preceding the date of incurrence after giving effect to such incurrence and the application of the proceeds therefrom to exceed 4.00 to 1.00; provided that any Indebtedness incurred under this clause (1) shall be deemed to be secured Indebtedness for purposes of calculating the Secured Leverage Ratio;

(2)the Notes (other than Additional Notes) and any related Note Guarantees and the Exchange Notes or guarantees related thereto;

(3)Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clause (1), (2) or (4));

(4)(x) Indebtedness of the Issuer owed to any Restricted Subsidiary or of a Restricted Subsidiary owed to any other Restricted Subsidiary or the Issuer and (y) guarantees by any Restricted Subsidiary or the Issuer of any Indebtedness of the Issuer or any other Restricted Subsidiary; provided, however, that if such Indebtedness is owed by the Issuer or a Guarantor to a non-Guarantor it is subordinated in right of payment to the Notes; provided, further, however, that upon any such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary or any such guarantee being of Indebtedness of any Person other than the Issuer or a Restricted Subsidiary, as applicable, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (4);

(5)Indebtedness in respect of bid, performance, surety bonds or completion bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety or completion obligations;

(6)Purchase Money Indebtedness or Capitalized Lease Obligations incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding the greater of $50.0 million or 2.0% of Total Assets as of the time of incurrence;

(7)Indebtedness arising (A) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence or (B) under any customary cash pooling or cash management agreement with a bank or other financial institution in the ordinary course of business or (C) pursuant to any treasury transaction in the ordinary course of business;

(8)Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(9)Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Leverage Ratio Exception or clause (1)(y), (2), (3) or (6) above, this clause (9) or clause (11) or (12) below;

(10)indemnification, adjustment of purchase price, deferred purchase price, contingent consideration or other compensation or similar obligations, in each case, incurred or assumed in connection with the making of any Permitted Investment or the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that in the case of a disposition, the maximum aggregate liability in respect of all such obligations incurred or assumed in connection with such disposition outstanding under this clause (10) shall at no time exceed the gross proceeds (including Fair Market Value of non-cash proceeds measured at the time such non-cash proceeds are received) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(11)Indebtedness of Subsidiaries that are not Guarantors if, after giving effect to such incurrence and the application of the proceeds thereof, the aggregate principal amount of such indebtedness at any time outstanding and Refinancing Indebtedness thereof does not exceed the greater of $100.0 million and 4.0% of Total Assets as of the time of incurrence (less the amount of any Indebtedness secured by a Lien permitted under clause (26) of the definition of “Permitted Liens” which Indebtedness is not incurred pursuant to this clause (11));

(12)Acquired Indebtedness; provided that the Issuer would be permitted to incur an additional $1.00 of Indebtedness under the Consolidated Leverage Test or the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries, calculated after giving effect to such incurrence and on a pro forma basis, would be less than or equal to the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(13)guarantees by the Issuer or any Restricted Subsidiary of any Indebtedness that it is otherwise permitted to incur pursuant to clauses (1) to (12) above and clauses

(14)	and (25) below;

(14)Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed at any time outstanding the greater of $50.0 million and 2.0% of Total Assets as of the time of incurrence;

(15)Indebtedness representing deferred compensation incurred in the ordinary course of business;

(16)Indebtedness supported by a letter of credit, bank guarantee or similar instrument, in principal amount not in excess of the stated amount of such letter of credit, bank guarantee or similar instrument;

(17)any Indebtedness in respect of sale and leaseback transactions in an aggregate amount at any time outstanding not to exceed the greater of $25.0 million and 1.0% of Total Assets as of the time of incurrence;

(18)the disposition of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business;

(19)Indebtedness of the Issuer or any Restricted Subsidiary consisting of obligations for the payment of letters of credit in commitment amounts not to exceed
$10.0 million in the aggregate at any one time outstanding, excluding commitment amounts for any letters of credit issued pursuant to the Credit Facilities;

(20)any guarantee by the Issuer or any of its Restricted Subsidiaries, in the ordinary course of business, of obligations of suppliers, customers, franchisees and licensees of the Issuer or any of its Restricted Subsidiaries;

(21)unsecured Indebtedness in respect of obligations of the Issuer or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money;

(22)reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business, and Indebtedness of the Issuer in respect of letters of credit issued by the Issuer for its own account or for the account of any of its Restricted Subsidiaries;

(23)guarantees of obligations of IAC under the IAC Credit Agreement and the IAC Notes until the Separation Date;

(24)	any Pre-IPO Notes; and

(25)	to the extent constituting Indebtedness, the Match Transactions.
For purposes of determining compliance with this Section 4.05, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (25) above or is entitled to be incurred pursuant to the Leverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide, classify and later reclassify such Indebtedness in more than one of the types of Indebtedness described above (provided that at the time of reclassification it meets the criteria in such category or categories), except that Indebtedness outstanding on the Issue Date (i) constituting an “Escrow Incremental Term Loan” as defined in the Credit Agreement or (ii) under the Credit Agreement shall be deemed to have been incurred under clause (1) when assumed by the Issuer or on the Issue Date, as applicable, with the first up to $800.0 million of such Indebtedness being deemed incurred under clause (1)(x) and any additional amounts of such Indebtedness being deemed incurred under clause (1)(y) and the Notes issued on the Issue Date (and any Exchange Notes and guarantees thereof) shall be deemed to have been incurred under clause (2) above. In addition, for purposes of determining any particular amount of Indebtedness under this Section 4.05, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the Indebtedness represented by such guarantees, Liens or letter of credit obligations was incurred in compliance with this Section 4.05. Accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness of the same class will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

SECTION 4.06.    Limitations on Restricted Payments.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of such Restricted Payment:

(1)no Default shall have occurred and be continuing or shall occur as a consequence thereof; and

(2)after making such Restricted Payment the Consolidated Leverage Test would be satisfied.

The foregoing provisions will not prohibit:

(1)the payment by the Issuer or any Restricted Subsidiary of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or giving the notice of the redemption, if on the date of declaration or notice the payment would have complied with the provisions of this Indenture (assuming, in the case of redemption, the giving of the notice would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(2)the redemption of any Equity Interests of the Issuer in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3)the purchase, repurchase, redemption, defeasance, retirement for value or other acquisition of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary
(a) in exchange for, or out of the proceeds of the issuance and sale of Qualified Equity Interests within the preceding six months, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.05 and the other terms of this Indenture, (c) upon a Change of Control or in connection with a sale of assets to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have complied with Section 4.14 (to the extent applicable) and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness or (d) deemed to occur as a result of the conversion of all or a portion of such Subordinated Indebtedness into Equity Interests of the Issuer;

(4)repurchase, redemption or other acquisition for value by the Issuer of, Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees of the Issuer and any Restricted Subsidiary (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $10.0 million during any twelve consecutive months (with unused amounts in any period being carried over to succeeding periods); provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Issuer or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture;

(5)repurchases of Equity Interests deemed to occur (a) upon the exercise of stock options, warrants, or similar rights if the Equity Interests represent all or a portion of the exercise price thereof or (b) in connection with the satisfaction of any withholding tax obligations incurred relating to the vesting or exercise of stock options, warrants, restricted stock units or similar rights;

(6)any Restricted Payment made out of the net cash proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Equity Interests of the Issuer (other than Qualified Equity Interests issued or sold to a Restricted Subsidiary of the Issuer or an employee stock ownership plan or to a trust established by the Issuer or any of its Restricted Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Issuer from its stockholders;

(7)Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for current or former directors, management, employees or consultants of the Issuer and its Restricted Subsidiaries;

(8)payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries that complies with the provisions of
Section 5.01; provided that, as a result of such consolidation, merger or transfer of assets, the Issuer has made or will make a Change of Control Offer pursuant to Section 4.14 (if required) and any notes tendered in connection therewith have been or will be repurchased;

(9)other Restricted Payments not otherwise permitted under this Indenture in an aggregate amount from and after the Issue Date not to exceed the greater of $50.0 million or 2.0% of Total Assets, calculated as of the date on which any Restricted Payment pursuant to this clause (9) is made;

(10)Restricted Payments made in connection with the Match Transactions, including the Match Transaction Distributions; and

(11)Restricted Payments to any member of the IAC Group that is a direct or indirect parent of the Issuer:

(a)the proceeds of which will be used to pay the consolidated, combined or similar income tax liability of such parent’s income tax group that is attributable to the income of the Issuer or its Subsidiaries; provided that (x) no such payments with respect to any taxable year shall exceed the amount of such income tax liability that would have been imposed on the Issuer and/or the applicable Subsidiaries had such entity(ies) filed on a stand-alone basis and (y) any such payments attributable to an Unrestricted Subsidiary shall be limited to the amount of any cash paid by such Unrestricted Subsidiary to the Issuer or any Restricted Subsidiary for such purpose; and

(b)	Permitted Parent Payments;

provided that in the case of any Restricted Payment pursuant to clause (3) or (7) above, no Default shall have occurred and be continuing or occur as a consequence thereof.
For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment. In addition, for purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described above, the Issuer may order and classify, and from time to time may reclassify, such Restricted Payment if that classification would have been permitted at the time such Restricted Payment was made or at the time of the reclassification.

SECTION 4.07.    Limitations on Asset Sales.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless at the time of such transaction and after giving effect thereto and to the use of proceeds thereof, (a) no Default shall have occurred and be continuing, (b) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (c) in the case of an Asset Sale other than an Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:
(1)any liabilities (as reflected in the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on the date of such balance sheet) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms expressly subordinated in right of payment to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(2)any securities, notes or other similar obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent so converted) within 180 days following the closing of such Asset Sale, and

(3)any Designated Non-Cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed an amount equal to the greater of $100.0 million and 3.0% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non- Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash or Cash Equivalents for purposes of this provision and for no other purpose.

SECTION 4.08.    Limitations on Transactions with Affiliates.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate involving payment or consideration in excess of $5.0 million (an “Affiliate Transaction”), unless, as determined by the Issuer, such Affiliate

Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary.

The foregoing restrictions shall not apply to:

(1)transactions between or among the Issuer and its Restricted Subsidiaries not involving any other Affiliate;

(2)as determined by the Issuer, reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, and stock compensation plans) and indemnification arrangements and performance of such arrangements;

(3)any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, in each case pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business;

(4)	Permitted Investments;

(5)	Restricted Payments which are made in accordance with Section 4.06;

(6)(x) any agreement or arrangement in effect on the Issue Date, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement or arrangement as it was in effect on the Issue Date (as determined in good faith by the Issuer) or (y) any transaction pursuant to any agreement or arrangement referred to in the immediately preceding clause (x);

(7)any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such joint venture or similar entity;

(8)	ordinary overhead arrangements in which any Subsidiary participates;

(9)(a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests;

(10)any transaction entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated into the Issuer or a Restricted Subsidiary;

(11)the issuance or sale of any Qualified Equity Interest of the Issuer to any Person;

(12)any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and the transactions pursuant thereto; and

(13)any transactions made in connection with, or pursuant to agreements entered into in connection with, the Match Transactions and any amendment or replacement thereof in any manner, that, taken as a whole, is not more disadvantageous to the Issuer in any material respect than such agreement or arrangement (as determined in good faith by the Issuer).

SECTION 4.09.    Limitations on Liens.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets (including Equity Interests of a Restricted Subsidiary) of the Issuer or any Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or Hedging Obligations unless:

(1)in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the Notes or the Note Guarantee of such Restricted Subsidiary, if any, are secured by a Lien on such assets that is senior in priority to such Liens; and

(2)in all other cases, the Notes or the Note Guarantee of such Restricted Subsidiary, if any, are secured equally and ratably with or prior to such Liens;
provided that any Lien which is granted to secure the Notes or any Note Guarantee under this covenant shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the Notes or such Note Guarantee, as the case may be.

SECTION 4.10. Future Note Guarantees.

If, after the Issue Date, (a) any Restricted Subsidiary (including any newly formed, newly acquired or newly Redesignated Restricted Subsidiary) incurs any Indebtedness or guarantees any Indebtedness of the Issuer or a Domestic Subsidiary in either case in reliance on the Leverage Ratio Exception or (b) the Issuer otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

(1)execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2)deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms (subject to customary qualifications).

SECTION 4.11.	Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)pay dividends or make any other distributions on or in respect of its Equity Interests held by the Issuer or a Restricted Subsidiary;

(b)make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any Guarantor; or

(c)	transfer any of its assets to the Issuer or any Guarantor;

except for:

(1)encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(2)encumbrances or restrictions existing under this Indenture, the Notes, the Note Guarantees and Exchange Notes (and any guarantees thereof);

(3)non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4)encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement) as in effect on that date;

(5)encumbrances or restrictions relating to any Lien permitted under this Indenture imposed by the holder of such Lien that limit the right of the relevant obligor to transfer assets that are subject to such Lien;

(6)encumbrances or restrictions imposed under any agreement to sell assets, including Qualified Equity Interests of such Restricted Subsidiary, permitted under this Indenture to any Person pending the closing of such sale;

(7)any instrument or agreement governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8)any other instrument or agreement entered into after the Issue Date that contains encumbrances and restrictions that, as determined by the Issuer, will not materially adversely affect the Issuer’s ability to make principal or interest payments on the Notes;

(9)customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements;

(10)Purchase Money Indebtedness or Capitalized Lease Obligations incurred in compliance with Section 4.05 that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11)encumbrances or restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business;

(12)with respect to clause (c) only, any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests, licenses, joint venture agreements and agreements similar to any of the foregoing to the extent such provisions restrict the transfer of the property subject to such leases, licenses, joint venture agreements or similar agreements;

(13)with respect to clause (c) only, any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(14)any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, agreements, instruments or obligations referred to in clauses (1) through (13) above; provided that, as determined by the Issuer, such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (a) are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings or (b) as determined by the Issuer, will not materially adversely affect the Issuer’s ability to make principal or interest payments on the Notes; and

(15)encumbrances or restrictions imposed on any member of the Match Group in connection with the Match Transactions.

SECTION 4.12.    Limitations on Designation of Unrestricted Subsidiaries.

At any time prior to a Suspension Event (or after the Reversion Date with respect thereto), the Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)immediately after giving effect to such Designation, the Consolidated Leverage Test would be satisfied.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1)has no Indebtedness other than Non-Recourse Debt and other obligations arising by operation of law, including joint and several liability for taxes, ERISA obligations and similar items, except, in each case, pursuant to Investments which are made in accordance with Section 4.06;

(2)is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding comply with Section 4.08; and

(3)is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results, except, in each case, pursuant to Investments which are made in accordance with Section 4.06.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.
All Designations and Redesignations must be evidenced by an Officer’s Certificate certifying compliance with the foregoing provisions delivered to the Trustee.

SECTION 4.13.    Existence.

The Issuer shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 5.01, and the Issuer shall not be required to preserve any such right, franchise, permit, license or legal existence if the Issuer shall determine in good faith the preservation thereof is no longer desirable in the conduct of the business of the Issuer.

SECTION 4.14.    Change of Control Offer.

If a Change of Control Triggering Event occurs with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes, the Issuer will be required to make an offer to repurchase all or, at the Holder’s option, any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of each Holder’s Notes pursuant to a Change of Control Offer.

In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes to be purchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes as described above, the Issuer shall mail, or deliver electronically if held by DTC, a notice to Holders of Notes, with a copy to the Trustee for the Notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes (a “Change of Control Offer”) on the date specified in the notice, which date will be no earlier than 30 and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

(1)accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent will be required to promptly mail or transfer by wire, to each Holder who properly tendered Notes or portions thereof, the purchase price for such Notes or portion thereof, and the Trustee shall be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes or portions thereof properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Issuer will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and be conditional upon such Change of Control Triggering Event, if a definitive agreement is in place in respect of the Change of Control at the time of making of the Change of Control Offer.

The Issuer shall comply with the requirements of applicable securities laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions under this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations.

SECTION 4.15.    Suspension Event.

If on any date following the Issue Date (i) the Notes have an Investment Grade Rating from both Moody’s and Standard & Poor’s, and the Issuer has delivered written notice of such Investment Grade Rating to the Trustee, and (ii) no Default has occurred and is continuing under this Indenture (a “Suspension Event”), then, beginning on that day and continuing at all times thereafter except as provided in the next succeeding paragraph, the provisions in the following sections shall no longer be applicable to the Notes (collectively, the “Suspended Covenants”): Sections 4.05, 4.06, 4.07, 4.08, 4.10, 4.11 and clause (3) of Section 5.01.

In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under this Indenture with respect to future events. The Issuer will give the Trustee prompt written notice of a Reversion Date. In the absence of such notice, the Trustee shall be entitled to assume that no Suspension Event or Reversion Date has occurred.

The period of time between the Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default will occur or be deemed to have occurred solely as a result of a failure to comply with the Suspended Covenants during the Suspension Period or the continued existence of circumstances or obligations that occurred without complying with the Suspended Covenants during the Suspension Period.

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to Section 4.05(a) or one of the clauses set forth in Section 4.05(b) (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to Section 4.05(a) or (b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of Section 4.05(b). For purposes of Section 4.06, on the Reversion Date, all Restricted Payments made during the Suspension Period shall be deemed to have been made under the first sentence of Section 4.06. For purposes of Section 4.11, on the Reversion Date, any encumbrance or restriction on the ability of any Restricted Subsidiary described under clauses (a), (b) or (c) of the first paragraph thereof created or otherwise caused or permitted to exist or become effective during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (4) of such covenant. For purposes of Section 4.08, on the Reversion Date, any Affiliate Transaction entered into or permitted to exist during the

Suspension Period shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (6) of such covenant.
ARTICLE FIVE SUCCESSOR CORPORATION
SECTION 5.01.    Limitations on Mergers, Consolidations, etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1)either:

(a)the Issuer will be the surviving or continuing Person; or

(b)the Person formed by or surviving such consolidation or merger or to which such sale, lease, transfer, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, this Indenture and, if applicable, the Registration Rights Agreement;

(2)immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

(3)immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, either (i) the Consolidated Leverage Test would be satisfied or (ii) the Successor would have a Consolidated Leverage Ratio that is less than or equal to the Consolidated Leverage Ratio of the Issuer immediately prior to the transaction;

(4)each Guarantor, unless it is the other party to such transactions, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have, by supplemental indenture, confirmed that its Note Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(5)the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this covenant and the applicable provisions of this Indenture.

For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided in Section 10.04, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

(1)either:

(a)such Guarantor shall be the surviving or continuing Person; or

(b)the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and, if applicable, the Registration Rights Agreement;

(2)immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(3)the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this covenant and the applicable provisions of this Indenture.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or sell, convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary; provided if such Restricted Subsidiary is a Guarantor, that the surviving entity remains or becomes a Guarantor.

SECTION 5.02.    Successor Person Substituted.

Upon any consolidation or merger of the Issuer or a Guarantor or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer or any Guarantor in accordance with Section 5.01, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture, the Registration Rights Agreement, the Notes and the Note Guarantees, as applicable, with the same effect as if such surviving entity had been named as the Issuer or such Guarantor herein and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.
ARTICLE SIX DEFAULTS AND REMEDIES
SECTION 6.01.    Events of Default.

Each of the following shall be an “Event of Default”:

(1)failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)	failure by the Issuer to comply (a) for 30 days after notice with
Section 5.01 or (b) for 45 days after notice in respect of its obligations to make a Change of Control Offer;

(4)failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after notice;

(5)default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Significant Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

(b)results in the acceleration of such Indebtedness prior to its express final maturity, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $75.0 million or more (and provided that, for purposes of this clause (5) only, “Indebtedness” shall include any Hedging Obligations with the “principal amount” of any Hedging Obligations at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Issuer or such Restricted Subsidiary would be required to pay if the agreement with respect to such Hedging Obligations terminated at such time);

(6)one or more judgments or orders that exceed $75.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7)the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)    commences a voluntary case,

(b)    consents to the entry of an order for relief against it in an involuntary case,

(c)    consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)	makes a general assignment for the benefit of its creditors;

(8)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)    is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b)    appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c)	orders the liquidation of the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(9)any Note Guarantee of a Material Domestic Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability in writing under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

However, a default under clauses (3) and (4) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding notes notify the Issuer of the default and the Issuer does not cure such default within the applicable time specified in clauses (3) and (4) after receipt of such notice.

SECTION 6.02.    Acceleration.

If an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer or any Significant Subsidiary occurs, all outstanding Notes shall become due and payable without any further action or notice. If any other Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer or any Significant Subsidiary), shall have occurred and be continuing hereunder, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture.

The Trustee shall, within ninety (90) days after the occurrence of any Default (which the Trustee is deemed to have knowledge of pursuant to this Indenture) with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 6.03.    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.

SECTION 6.04.    Waiver of Past Defaults and Events of Default.

Subject to Sections 6.02, 6.08 and 8.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive any existing Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05.    Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may result in costs and expenses of the Trustee for which it has no source of payment or recovery or involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.    Limitation on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:

(1)has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2)has been offered indemnity satisfactory to it in its reasonable judgment; and
(3)has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of Section 6.01).

SECTION 6.07.	No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer under the Notes or this Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

SECTION 6.08.    Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09.    Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes.

SECTION 6.10.    Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

SECTION 6.11.    Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy hereunder or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.
ARTICLE SEVEN TRUSTEE
SECTION 7.01.    Duties of Trustee.

(a)If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall, in the exercise of its power, use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs.

(b)	Except during the continuance of an Event of Default:

(1)the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform on their face to the requirements hereof (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(2)the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof; and

(4)no provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d)	Whether or not therein expressly so provided, paragraphs (a), (b), (c) and
(e)of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

(e)The Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes unless such Holder of Notes shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

(g)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section

7.1	and to the provision of the TIA.

SECTION 7.02.    Rights of Trustee.

Subject to Section 7.01:

(1)    The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(4)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(5)    The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6)    The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to clause (1) or (2) of Section 6.01 or (ii) any Event of Default of which the Trustee shall have received written notification provided, the notice references this Indenture and the specific Event of Default. In the absence of such notice, the Trustee may conclusively assume there is no Default except as aforesaid.

(7)    The Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes unless such Holder of Notes shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

(8)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the investigation.

(9)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(10)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties hereunder.
(11)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
(12)    Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as which the Trustee is entitled to rely exclusively on the Officer’s Certificate).
(13)    In no event shall the Trustee be responsible for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the possibility of such loss or damage and regardless of the form of action.

SECTION 7.03.    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04.    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for the use or application of money received by any Paying Agent other than the Trustee. The Trustee shall not be responsible for any statement in the Notes, Note Guarantee, this Indenture or any other document in connection with the sale of the Notes other than its certificate of authentication.

SECTION 7.05.    Notice of Defaults.

The Trustee shall, within 90 days after the occurrence of any Default with respect to the Notes (which the Trustee is aware of pursuant to Section 7.02(6) hereof), give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the

Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is not opposed to the interest of the Holders.

SECTION 7.06.    Reports by Trustee to Holders.

If required by TIA § 313(a), within 60 days after May 15th of any year, commencing May 15, 2016, the Trustee shall mail to each Holder a brief report dated as of such reporting date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(1)to all Holders, as the names and addresses of such Holders appear on the Registrar’s books; and

(2)to such Holders as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Issuer shall promptly notify the Trustee, and in any event within 10 Business Days, when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.07.    Compensation and Indemnity.

The Issuer and the Guarantors shall pay to the Trustee and Agents from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as agreed to from time to time by the Trustee and the Issuer. The Issuer and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties, or otherwise arising, under this Indenture including the reasonable costs and expenses of defending itself against any claim (whether brought by the Issuer, Guarantors, Holders or otherwise) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuer and the Guarantors in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are prejudiced thereby.

Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence, bad faith or willful misconduct. To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08.    Replacement of Trustee.

The Trustee may resign by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:

(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged a bankrupt or an insolvent;

(3)	a receiver or other public officer takes charge of the Trustee or its property;
or

(4)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If a Trustee is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the Trustee incurred in the administration of the trust or in performing the duties hereunder shall be paid to the Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another entity, subject to Section 7.10, the successor entity without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.    Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1) and
(2)in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b), including the provision in § 310(b)(1).

SECTION 7.11.    Preferential Collection of Claims Against Issuer.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA
§ 311 (b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12.    Paying Agents.

The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A)that it shall hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders or the Trustee;

(B)that it shall at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(C)that it shall give the Trustee written notice within three (3) Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.
ARTICLE EIGHT AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 8.01.    Without Consent of Holders.

The Issuer and the Trustee may amend, waive or supplement this Indenture, the Note Guarantees or the Notes without prior notice to or consent of any Holder:

(1)to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in accordance with Section 5.01;

(2)to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to cure any ambiguity, defect or inconsistency;

(4)to add any guarantees with respect to the Notes, including the Note Guarantees;

(5)to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);

(6)	to maintain the qualification of this Indenture under the TIA;

(7)	to secure the Notes;

(8)to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture;

(9)to add to the covenants of the Issuer or a Restricted Subsidiary for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or a Restricted Subsidiary;

(10)to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

(11)to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of the New Match Notes” in the Offering Memorandum

to the extent that such provision in the “Description of the New Match Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees; or

(12)to make any change that does not materially adversely affect the rights of any Holder hereunder.

The Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

SECTION 8.02.    With Consent of Holders.

This Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes, except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may:

(1)reduce, or change the maturity of, the principal of any Note;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)reduce any premium payable upon redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described in Section 4.14, except that if a Change of Control Triggering Event has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control Triggering Event shall be made without the consent of each Holder of the Notes affected);
(4)make any Note payable in money or currency other than that stated in the Notes;
(5)modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6)reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

(7)waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

(8)impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes; or

(9)release any Guarantor that is a Material Domestic Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture, or amend the definition of Material Domestic Subsidiary in a manner adverse to Holders.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not in any way impair or affect the validity of the amendment, supplement or waiver.

Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 8.03.    Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04.    Revocation and Effect of Consents.

Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02. In that case the amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 8.05.    Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder.
Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.    Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this
Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying conclusively upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and all conditions precedent required hereunder to such amendment, supplement or waiver have been complied with.

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.    Discharge of Indenture.

This Indenture will be discharged and will cease to be of further effect as to all outstanding Notes, except the obligations referred to in the last paragraph of this Section 9.01, if

(1)all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)(a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) shall become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to paragraph 6 of the Notes, and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer’s Certificate of the Issuer, to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b)the Issuer has paid all other sums payable by it under this Indenture, and

(c)the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

After such delivery, the Trustee shall acknowledge in writing the discharge of the Issuer’s obligations terminated pursuant to this Section 9.01.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Section 2.07 shall survive until all Notes have been cancelled and the obligations of the Issuer in Sections 7.07, 9.05 and 9.06 shall survive.

SECTION 9.02.    Legal Defeasance.

The Issuer may at its option, by Board Resolution, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Note

Guarantees on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees with respect thereto and to have satisfied all its other obligations under such Notes, such Note Guarantees and this Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(a)the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely from the trust funds described in Section 9.04 and as more fully set forth in such Section, (b) the Issuer’s obligations with respect to the Notes under Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.11, (c) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligation in connection therewith, and (d) this Article Nine. Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to such Notes.

SECTION 9.03.    Covenant Defeasance.

At the option of the Issuer, pursuant to a Board Resolution (x) the Issuer and the Guarantors shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA), 4.05 through 4.12, inclusive, 4.14 and clause (3) of the first paragraph of Section 5.01 and (y) clauses (4), (5), (6) and (9) of Section 6.01 shall no longer apply with respect to the Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, and thereafter any omission to comply with such obligations shall not constitute a Default, but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 9.04.    Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(1)the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer’s Certificate of the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Notes,

(2)in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(a)the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)	since the date hereof, there has been a change in the applicable
U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such outstanding Notes will not recognize income, gain or loss for
U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

(5)the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders of such Notes over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(6)the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (4) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer and the obligations of Guarantors under this Indenture shall be revived and no such defeasance shall be deemed to have occurred.

SECTION 9.05.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.    Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations terminated pursuant to Section 9.01, 9.02 or 9.03, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07.    Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Issuer (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.    Moneys Held by Trustee.

Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, the Guarantors), or if such moneys are then held by the Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining shall be repaid to the Issuer. After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.
ARTICLE TEN GUARANTEE OF NOTES
SECTION 10.01. Guarantee.

Subject to the provisions of this Article Ten, each Person that becomes a Guarantor in accordance with Section 4.10, by execution of a supplemental indenture to this Indenture in form and substance reasonably satisfactory to the Trustee, jointly and severally, unconditionally guarantees (each, a “Note Guarantee” and collectively, the “Note Guarantees”) to each Holder and the Trustee (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of a supplemental indenture to this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note, this Indenture or the Registration Rights Agreement, any failure to enforce the provisions of any such Note, this Indenture or the Registration Rights Agreement, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor, by execution of a supplemental indenture to this Indenture, waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby (except as expressly required hereunder, including pursuant to Article Six hereof) and all demands whatsoever, and covenants that this Note Guarantee shall not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor, by execution of a supplemental indenture to this Indenture, agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed pursuant to such supplemental indenture may be accelerated as provided in
Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed by execution of such supplemental indenture, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee.

SECTION 10.02. Execution and Delivery of Guarantee.

If an officer of a Guarantor whose signature is on a supplemental indenture to this Indenture no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, such Guarantor’s Note Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee on behalf of the Guarantor.

SECTION 10.03. Limitation of Guarantee.

The obligations of each Guarantor under its Note Guarantee are limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under its Note Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

SECTION 10.04. Release of Guarantor.

A Guarantor shall be released from its obligations under its Note Guarantee and its obligations under this Indenture:

(1)in the event of dissolution of such Guarantor;

(2)if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively;

(3)upon the release, discharge or reclassification of any Indebtedness or any other guarantee by such Guarantor incurred in reliance on the Leverage Ratio Exception except, with respect to a guarantee, a discharge or release by or as a result of payment under such other guarantee; or

(4)upon the exercise of the legal defeasance option or covenant defeasance option pursuant to Sections 9.02 or 9.03 hereof, as applicable, or if the obligations under this Indenture are discharged in accordance with the terms hereof, and in each such case, the Issuer has delivered to the Trustee an Officer’s Certificate or an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.05. Waiver of Subrogation.

Until the Notes have been paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.
ARTICLE ELEVEN MISCELLANEOUS
SECTION 11.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02. Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:
If to the Issuer or any Guarantor: MATCH GROUP, INC.
555 West 18th Street
New York, New York 10011 Attention: Chief Financial Officer Fax Number: (212) 632-9529

with copies to:

MATCH GROUP, INC.
555 West 18th Street
New York, New York 10011 Attention: General Counsel Fax Number: (212) 632-9551

If to the Trustee:

COMPUTERSHARE TRUST COMPANY, N.A.
8742 Lucent Boulevard, Suite 225 Highlands Ranch, Colorado 80129 Attention: Corporate Trust
Fax Number: (303) 262-0608

with a copy to:

Perkins Coie, LLP 30 Rockefeller Plaza 22nd Floor
New York, New York 10112 Attention: Sean Connery
Fax Number: (212) 977-1649

and to:

COMPUTERSHARE TRUST COMPANY, N.A.
480 Washington Blvd.
Jersey City, New Jersey 07310 Attention: Legal Department Fax Number: (201) 680-4610

Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action or refrain from taking any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee:

(1)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture (other than the Officer’s Certificate required by Sections 3.01 or 4.04) shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture and shall include:

(1)a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)a statement that, in the opinion of such Person, it or he or she has made such examination or investigation as is necessary to enable it or him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to such matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificate of public officials, and provided, further, that an Opinion of Counsel may have customary qualifications for opinions of the type required.

SECTION 11.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07. Business Days.

If a payment date is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 11.08. Governing Law.

This Indenture, the Notes and the Note Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.09. Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 11.10. Force Majeure.

In no event shall the Trustee, Paying Agent, Registrar or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 11.11. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.12. No Recourse Against Others.

No recourse for the payment of the principal of or premium, if any, or interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Issuer or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Issuer or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuer and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Issuer or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied there from, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

SECTION 11.13. Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 11.14. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.15. Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.16.    Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.17.    USA Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they shall provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

The Issuer has agreed to qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and to pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuers, the Trustee and the Holders) incurred in connection therewith to the extent set forth in the Registration Rights Agreement, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

MATCH GROUP, INC.

By:    /s/ NICK STOUMPAS

Name:     Nick Stoumpas

Title: Vice President and Treasurer

COMPUTERSHARE TRUST COMPANY, N.A.
as Trustee

By:    /s/ JOHN M. WAHL

Name:     John M. Wahl

Title: Corporate Trust Officer

EXHIBIT A

[FORM OF FACE OF GLOBAL NOTE]

[Global Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)REPRESENTS THAT

(A)IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(B)IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2)AGREES FOR THE BENEFIT OF MATCH GROUP, INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A)    TO MATCH GROUP, INC.,

(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D)    IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E)    TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN

EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF
$250,000, OR

(F)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (F) ABOVE, MATCH GROUP, INC. RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. FOR INFORMATION REGARDING THE ISSUE DATE, THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF OID, IF ANY, PER $1.00 OF PRINCIPAL AMOUNT OF THIS NOTE PLEASE CONTACT THE COMPANY AT MATCH GROUP, INC., 555 WEST 18TH STREET, NEW YORK, NEW YORK 10011, ATTENTION: TREASURER.

[Restricted Notes Legend for Notes Offered Otherwise than in Reliance on Regulation S]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH

RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER SHALL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S.]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

FORM OF GLOBAL INITIAL NOTE

CUSIP [    ]1
ISIN [    ]2
MATCH GROUP, INC.

No.    $

6.75% SENIOR NOTE DUE 2022

MATCH GROUP, INC., a Delaware corporation (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of    dollars on December 15, 2022.

Interest Payment Dates: June 15 and December 15. Record Dates: June 1 and December 1.
Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

1	Rule 144A Note: 57665R AA4 Regulation S Note: 57665R AC0

2	Rule 144A Note: US57665RAA41 Regulation S Note: US57665RAC07

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

MATCH GROUP, INC.

By:	Name:
Title:

Dated:

Certificate of Authentication

This is one of the 6.75% Senior Notes due 2022 referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By:

Dated:

[FORM OF REVERSE OF GLOBAL INITIAL NOTE] MATCH GROUP, INC.
6.75% SENIOR NOTE DUE 2022

1.Interest.

MATCH GROUP, INC., a Delaware corporation (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest (including Additional Interest, if any) on the principal amount set forth on the face hereof at a rate of 6.75% per annum. Interest hereon shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including November 16, 2015 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15 commencing on June 15, 2016. Interest (including Additional Interest) shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 6.75% per annum.

In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Registrable Notes (as defined in the Registration Rights Agreement) shall have all rights set forth in the Registration Rights Agreement, dated as of November 16, 2015, between the Company and the Dealer Managers (the “Registration Rights Agreement”), including the right to receive Additional Interest pursuant to the Registration Rights Agreement in certain circumstances. If applicable, Additional Interest payable pursuant to the Registration Rights Agreement shall be paid to the same Persons, in the same manner and at the same times as regular interest.

2.Method of Payment. The Company shall pay interest hereon (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on June 1 or December 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company (through the Paying Agent) shall pay principal and interest (including Additional Interest, if any) in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If the Holder has given wire transfer instructions to the Company at least ten Business Days prior to the payment date, the Company (through the Paying Agent) shall make all payments on this Note by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on this Note shall be made at the office or agency of the Paying Agent unless the Company (with notice to the Paying Agent) elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

3.Paying Agent and Registrar. Initially, Computershare Trust Company, N.A., a national banking association (the “Trustee”), shall act as a Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar or co-registrar without notice. The Company or any of its Affiliates may act as Paying Agent or Registrar.

4.Indenture. The Company issued the Notes under an Indenture dated as of November 16, 2015 (the “Indenture”) between the Company and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The Notes include (i) $445,172,000 aggregate principal amount of the Company’s 6.75% Senior Notes due 2022 (the “Initial Notes”), (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to November 16, 2015 (the “Additional Notes”) and (iii) if and when issued, the Company’s 6.75% Senior Notes due 2022 that may be issued from time to time under the Indenture in exchange for Initial Notes or Additional Notes in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called “Exchange Notes”). The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.
5.Mandatory Redemption. Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.
6.Optional Redemption. Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option.
(i)At any time prior to December 15, 2017, the Issuer may redeem all or a part of the Notes, upon notice as described in Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to but not including the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
(ii)On and after December 15, 2017, the Issuer may redeem the Notes, in whole or in part, upon notice as described in Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to but not including the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 15, of each of the years indicated below:

Year	Percentage
2017 ...................................................................................................	102.375%
2018 ...................................................................................................	101.583%
2019 ...................................................................................................	100.792%
2020 and thereafter ............................................................................	100.000%

7.Notice of Redemption. Notice of redemption shall be mailed, or delivered electronically if held by DTC, at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his registered address, except that redemption notices may be mailed, or delivered electronically if held by DTC, more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

8.Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control Triggering Event and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

10.Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or a portion of a Note selected for redemption for a period of 15 days before a mailing or electronic delivery of notice of redemption.

11.Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.Unclaimed Money. If money for the payment of principal or interest or Additional Interest, if any, remains unclaimed for two years, the Trustee shall pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.
13.Amendment, Supplement, Waiver, etc. The Company, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.
14.Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture with respect to the Company or any Significant Subsidiary occurs, all outstanding Notes shall become due and payable without any further action or notice. If any other Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture with respect to the

Company or any Significant Subsidiary), shall have occurred and be continuing hereunder, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

15.Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either of the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee.

16.Discharge. Subject to certain conditions and as set forth in the Indenture, the Company at any time may terminate some or all of its obligations pursuant to the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

17.Guarantees. The Note shall be entitled to the benefits of Note Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, if any, the Trustee and the Holders, and for events causing release of the Guarantors, if any, from the Note Guarantees, if any.

18.Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

19.Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

20.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.CUSIP/ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to:

MATCH GROUP, INC.
555 West 18th Street
New York, New York 10011 Attention: General Counsel

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee) and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature: (Sign exactly as your name
appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Issuer; or

(2)	☐ pursuant to an effective registration statement under the Securities Act of 1933; or

(3)
☐    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Notice: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.14 of the Indenture, check the appropriate box:

Section 4.14

If you want to have only part of the Note purchased by the Company pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

$      ($2,000 or any integral multiple of $1,000)

Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange:

Amount of decrease in Principal amount of this Global Note:

Amount of increase in Principal amount of this Global Note:

Principal amount of this Global Note following such decrease or increase:

Signature of authorized officer of Trustee or Notes Custodian:

FORM OF TRANSFEREE LETTER OF REPRESENTATION

Match Group, Inc. 555 West 18th Street
New York, New York 10011

Computershare Trust Company, N.A. 8742 Lucent Boulevard, Suite 225 Highlands Ranch, Colorado 80129

Attention: Corporate Trust Ladies and Gentlemen:
This certificate is delivered to request a transfer of US$    principal amount of the
6.75% Senior Notes due 2022 (the “Notes”) of Match Group, Inc., a Delaware corporation (the “Company”), issued pursuant to that certain Indenture dated November 16, 2015 between the Company and Computershare Trust Company, N.A., as trustee.

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows: Name:
Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least US$250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any investor account for which we purchasing Notes, to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule144A under the Securities Act (“Rule 144A”) to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirements of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale shall not apply subsequent to the Resale Restriction Termination Date.

(Name of Transferee)

By:	Name:
Title: Address: Date:

EXHIBIT B

[FORM OF FACE OF GLOBAL EXCHANGE NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

FORM OF GLOBAL EXCHANGE NOTE

CUSIP [    ]3
ISIN [    ]4
MATCH GROUP, INC.

No.    $

6.75% SENIOR NOTE DUE 2022

MATCH GROUP, INC., a Delaware corporation (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of    dollars on December 15, 2022.

Interest Payment Dates: June 15 and December 15. Record Dates: June 1 and December 1.
Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

3	Rule 144A Note: 57665R AA4 Regulation S Note: 57665R AC0

4	Rule 144A Note: US57665RAA41 Regulation S Note: US57665RAC07

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

MATCH GROUP, INC.

By:	Name:
Title:

Dated:

Certificate of Authentication

This is one of the 6.75% Senior Notes due 2022 referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By:

Dated:

[FORM OF REVERSE OF GLOBAL EXCHANGE NOTE] MATCH GROUP, INC.
6.75% SENIOR NOTE DUE 2022

1.Interest. MATCH GROUP, INC., a Delaware corporation (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 6.75% per annum. Interest hereon shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including November 16, 2015 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15 commencing on June 15, 2016. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate 6.75% per annum.

2.Method of Payment. The Company shall pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company (through the Paying Agent) shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If the Holder has given wire transfer instructions to the Company at least ten Business Days prior to the payment date, the Company (through the Paying Agent) shall make all payments on this Note by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on this Note shall be made at the office or agency of the Paying Agent unless the Company (with notice to the Paying Agent) elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

3.Paying Agent and Registrar. Initially, Computershare Trust Company, N.A., a national banking association (the “Trustee”), shall act as a Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar or co-registrar without notice. The Company or any of its Affiliates may act as Paying Agent or Registrar.

4.Indenture. The Company issued the Notes under an Indenture dated as of November 16, 2015 (the “Indenture”) between the Company and the Trustee. This is one of the Exchange Notes referred to in the Indenture. The Notes include (i) $445,172,000 aggregate principal amount of the Company’s 6.75% Senior Notes due 2022 (the “Initial Notes”) and (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to November 16, 2015 (the “Additional Notes”). The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa- 77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.Mandatory Redemption. Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.
6.Optional Redemption. Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option.
(i)At any time prior to December 15, 2017, the Issuer may redeem all or a part of the Notes, upon notice as described in Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to but not including the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
(ii)On and after December 15, 2017, the Issuer may redeem the Notes, in whole or in part, upon notice as described in Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to but not including the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 15, of each of the years indicated below:

Year	Percentage
2017 ...................................................................................................	102.375%
2018 ...................................................................................................	101.583%
2019 ...................................................................................................	100.792%
2020 and thereafter ............................................................................	100.000%

7.Notice of Redemption. Notice of redemption shall be mailed, or delivered electronically if held by DTC, at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his registered address, except that redemption notices may be mailed, or delivered electronically if held by DTC, more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.
8.Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control Triggering Event and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.
9.Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or a portion of a Note selected for redemption for a period of 15 days before a mailing or electronic delivery of notice of redemption.

10.Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee shall pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

12.Amendment, Supplement, Waiver, etc. The Company, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13.Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture with respect to the Company or any Significant Subsidiary occurs, all outstanding Notes shall become due and payable without any further action or notice. If any other Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture with respect to the Company or any Significant Subsidiary), shall have occurred and be continuing hereunder, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

14.Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either of the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee.

15.Discharge. Subject to certain conditions and as set forth in the Indenture, the Company at any time may terminate some or all of its obligations pursuant to the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

16.Guarantees. The Note shall be entitled to the benefits of Note Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, if any, the Trustee and the Holders, and for events causing release of the Guarantors, if any, from the Note Guarantees, if any.

17.Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

19.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.CUSIP/ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to:

MATCH GROUP, INC.
555 West 18th Street
New York, New York 10011 Attention: General Counsel

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee) and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature: (Sign exactly as your name
appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.14 of the Indenture, check the appropriate box:

Section 4.14

If you want to have only part of the Note purchased by the Company pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:

$      ($2,000 or any integral multiple of $1,000)

Date:

Your Signature:	(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange:

Amount of decrease in Principal amount of this Global Note:

Amount of increase in Principal amount of this Global Note:

Principal amount of this Global Note following such decrease of increase:

Signature of authorized officer of Trustee of Notes Custodian:

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
TRANSFERS PURSUANT TO REGULATION S

[Date]

Attention:

Re:    Match Group, Inc.
6.75% Senior Notes due 2022
(the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $[    ] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)the offer of the Securities was not made to a person in the United States;

(2)either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

(4)the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)we have advised the transferee of the transfer restrictions applicable to the Securities.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

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Very truly yours, [Name of Transferor]

By:	Authorized Signature

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